
Statements re computation of per share earnings                         Exhibit 11
(In Thousands Except for Per Share Data)

                                                        Year ended December 31
                                                  ---------------------------------
                                                     1996        1995        1994
                                                  ---------   ---------   ---------
PRIMARY NET INCOME PER SHARE
Weighted average common stock outstanding.......     9,398       9,355       9,330

Common equivalent shares for stock options using
    the treasury stock method...................       101          89         113
                                                  ---------   ---------   ---------
Weighted average shares outstanding.............     9,499       9,444       9,443
                                                  =========   =========   =========
Net income......................................   $15,029      $8,066     $12,612
                                                  =========   =========   =========
Primary net income per share....................     $1.58       $0.85       $1.34
                                                  =========   =========   =========

FULLY DILUTED NET INCOME PER SHARE
Weighted average common stock outstanding.......     9,398       9,355       9,330

Common equivalent shares for stock options using
    the treasury stock method...................       167         132         113
                                                  ---------   ---------   ---------
Weighted average shares outstanding.............     9,565       9,487       9,443
                                                  =========   =========   =========
Net income......................................   $15,029      $8,066     $12,612
                                                  =========   =========   =========
Fully diluted net income per share..............     $1.57       $0.85       $1.34
                                                  =========   =========   =========


All share and per share information has been adjusted for the 3% stock dividend declared in November 1996.